EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD POSTS 23RD CONSECUTIVE QUARTER OF COMPARABLE PERIOD GROWTH WITH FOURTH QUARTER NET INCOME UP 31% ON 18% SALES INCREASE

Newport Beach, CA – March 3, 2005 – American Vanguard Corporation (AMEX:AVD), today announced financial results for the fourth quarter and year ended December 31, 2004.

Fourth Quarter Financial Highlights – versus fiscal 2003 fourth quarter

•	Net sales increased 18% to $45.5 million.

•	Operating income rose 34% to $9.9 million.

•	Net income grew 31% to $5.9 million.

•	Earnings per diluted share increased 27% to $.61.

2004 Financial Highlights – versus 2003

•	Net sales rose 21% to $150.9 million.

•	Operating income was up 51% to $25.0 million.

•	Net income grew 41% to $14.5 million.

•	Earnings per diluted share increased 37% to $1.51. 2003 earnings per share of $1.10 included a non-recurring $.03 from income taxes receivable from the filing of amended tax returns.

Eric Wintemute, President and CEO of American Vanguard, stated, “The fourth quarter signified our 23rd consecutive period of comparable growth and closed another strong year for the Company. Our expanding, niche product line and talented sales force delivered solid top-line growth in both periods, and our effective operating structure enabled profits to increase at a much faster rate. I am also proud to note that our net margin was 13% for the quarter and 10% for the year as a whole.”

Mr. Wintemute continued, “During 2004, we recorded sales from three new additions to our product portfolio. Nuvan®, which we acquired from Novartis at the end of 2003, generated its first sales for the Company during the year. More recently, we leveraged this acquisition by licensing Syngenta to sell products under the Nuvan trade name in the animal health, public health and crop protection markets in India. Also during 2004, we recorded our first sales of Force® 3G, the corn soil insecticide we licensed from Syngenta in early 2004. Force represents the third product to be sold in our SmartBox delivery system, which is playing an important role in the Company’s growth as farmer acceptance of this state-of-the-art technology continues to spread. Additionally, we made a generic market entrance during the year and began selling Bifenthrin, a widely used pyrethroid insecticide. While generic activity is not a core component of our growth strategy, this product is a good fit with our strengths, particularly our manufacturing capabilities at our Axis, AL facility, as well as our sales reach.

“In the fourth quarter, we experienced further growth in our corn soil insecticides, despite the comparison to a very strong 2003 fourth quarter for these products. We see this as an indication of the value of our SmartBox, as well as the opportunities in the corn market. We also enjoyed attractive sales increases from our mosquito adulticide, our pest strips, and the new products previously mentioned.”

American Vanguard Corporation News Release	Page 2
March 3, 2005

James Barry, Senior Vice President and CFO of American Vanguard, commented, “As recently announced, we filed a $50 million shelf registration statement. While we have funds available under our $80 million credit facility, given the current market environment, we believe it is beneficial to have the flexibility to consider various capital-raising alternatives if and when an attractive business expansion opportunity presents itself.”

Mr. Wintemute concluded, “With regard to our expectations for 2005, we feel confident that the Company will achieve double-digit growth in sales and net income. As we have stated in the past, we are not comfortable making more specific financial projections since our results are subject to unpredictable factors including pest pressure and weather conditions.”

Conference Call

Eric Wintemute, President and CEO, and James Barry, Senior Vice President and CFO, will conduct a conference call focusing on the financial results at 12:00 noon ET on Thursday, March 3, 2005. Interested parties may participate in the call by dialing 706-679-3155. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2004, American Vanguard was recognized as one of BusinessWeek’s Hot Growth Companies (#93), Fortune Small Business’ America’s 100 Fastest Growing Small Companies (#26) and Forbes’ 200 Best Small Companies (#34). American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM

American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
(949) 260-1200		Lauren Barbera
lbarbera@equityny.com
(212) 836-9610
Loren G. Mortman
(212) 836-9604

American Vanguard Corporation News Release	Page 3
March 3, 2005

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	For the Three Months ended December 31		For the Year ended December 31
	2004	2003	2004	2003
Net sales	$45,520,000	$38,629,000	$150,855,000	$124,863,000
Cost of sales	20,645,000	17,933,000	78,596,000	65,989,000

Gross profit	24,875,000	20,696,000	72,259,000	58,874,000

Operating expenses	14,966,000	13,319,000	47,301,000	42,332,000

Operating income	9,909,000	7,377,000	24,958,000	16,542,000

Interest expense	297,000	196,000	1,310,000	986,000
Interest income (1)	(8,000)	(1,000)	(13,000)	(303,000)
Interest capitalized	(22,000)	(14,000)	(72,000)	(323,000)

Income before income tax	9,642,000	7,196,000	23,733,000	16,182,000

Income tax expense	3,761,000	2,698,000	9,256,000	5,919,000

Net income	$5,881,000	$4,498,000	$14,477,000	$10,263,000

Earnings per common share (2)	$0.65	$0.50	$1.61	$1.16

Earnings per common share - assuming dilution (2)	$0.61	$0.48	$1.51	$1.10

Weighted average shares outstanding (2)	9,011,000	8,939,000	8,982,000	8,811,000

Weighted average shares outstanding - assuming dilution (2)	9,615,000	9,433,000	9,584,000	9,314,000

(1)	The interest income for the year ended December 31, 2003, relates to income taxes receivable from the state of California as result of filing amended tax returns for the years ended December 31, 1995 through 1998. The overall after-tax effect of recording the receivable due from California (franchise tax) generated approximately $.03 per diluted share for the year ended December 31, 2003.
(2)	2003 periods retroactively restated to reflect a 3-for-2 stock split distributed April 16, 2004, to common stockholders of record as of March 26, 2004.

American Vanguard Corporation News Release	Page 4
March 3, 2005

2004 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended September 30	Three months ended December 31	Fiscal 2004
Net sales	$34,219,000	$31,492,000	$39,624,000	$45,520,000	$150,855,000
Gross profit	$15,190,000	$13,748,000	$18,446,000	$24,875,000	$72,259,000
Operating income	$3,909,000	$4,251,000	$6,889,000	$9,909,000	$24,958,000
Net income	$2,203,000	$2,405,000	$3,988,000	$5,881,000	$14,477,000
EPS – basic	$.25	$.27	$.44	$.65	$1.61
EPS – diluted	$.23	$.25	$.42	$.61	$1.51
Weighted average shares outstanding	8,963,000	8,972,000	8,980,000	9,011,000	8,982,000
Weighted average shares outstanding – assuming dilution	9,519,000	9,603,000	9,579,000	9,615,000	9,584,000

2003 Summary Results of Operations

(Quarterly Data – Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended Sept. 30	Three months ended Dec. 31	Fiscal 2003 (Audited)
Net sales	$27,342,000	$25,944,000	$32,948,000	$38,629,000	$124,863,000
Gross profit	$11,368,000	$11,953,000	$14,857,000	$20,696,000	$58,874,000
Operating income	$2,077,000	$2,379,000	$4,709,000	$7,377,000	$16,542,000
Net income	$1,224,000	$1,725,000	$2,815,000	$4,499,000	$10,263,000
EPS – basic	$.14	$.20	$.32	$.50	$1.16
EPS – diluted	$.13	$.19	$.30	$.48	$1.10
Weighted average shares outstanding	8,739,000	8,741,000	8,825,000	8,940,000	8,811,000
Weighted average shares outstanding – assuming dilution	9,134,000	9,246,000	9,248,000	9,434,000	9,314,000

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